Exhibit 10.6(b)

ACKNOWLEDGEMENT AND CLARIFICATION

This ACKNOWLEDGEMENT AND CLARIFICATION, effective as of December 19, 2018, is between QAD Inc., a Delaware corporation, with its principal offices located at 100 Innovation Place, Santa Barbara, California 93108 ("QAD"), and Anton Chilton, residing at 5110 Cathedral Oaks Rd., Santa Barbara, CA 93111 ("Employee").

RECITALS

QAD and Employee hereby acknowledge and agree that severance benefits, as described in Employee's offer letter of December 19, 2018, are provided under and are subject to the terms and conditions of the Executive Termination Policy as approved by QAD Inc.'s Board of Directors and in effect as of December 18, 2008 (the "Policy"), but that any Benefits provided to Employee pursuant to such Policy shall be for a period of twelve (12) months instead of six (6) months.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

EMPLOYEE /s/ Anton Chilton Anton Chilton	QAD Inc., A Delaware Corporation By: /s/ Kaye Swanson Kaye Swanson Chief People Officer